EXHIBIT 99.1

NEWS RELEASE

Contact Information:
Bethany Sherman	Vince Palmiere	Jonas Rodny
+1.212.401.8741	+1.212.401.8742	+46(8)405.7267

August 6, 2008

NASDAQ OMX ANNOUNCES SECOND QUARTER RESULTS

–NET INCOME IS $101.6 MILLION ($56.1 MILLION IN Q207)–

-$0.48 DILUTED EPS ($0.39 DILUTED EPS IN Q207)-

New York, N.Y.—The NASDAQ OMX Group (“NASDAQ OMX®”; NASDAQ: NDAQ), today reported second quarter 2008 net income of $101.6 million, or $0.48 per diluted share, an increase of $45.5 million from $56.1 million, or $0.39 per diluted share, in the second quarter of 2007.

For comparison purposes net income and dilutive earnings per share for the second quarter of 2008 are presented on a non-GAAP basis and exclude merger expenses and gains from foreign currency contracts. Net income and dilutive earnings per share for earlier periods are presented on a pro-forma, non-GAAP basis that reflect the financial results of both NASDAQ and OMX as if they were a combined company for the periods presented and exclude merger expenses, gains (losses) from foreign currency contracts, and capital gains from shares in equity investments. For the second quarter of 2008 net income on a non-GAAP basis was $101.8 million, or $0.48 per diluted share, an increase when compared to pro forma non-GAAP net income of $77.2 million, or $0.38 per diluted share, for the second quarter of 2007. Second quarter 2008 non-GAAP net income also increased when compared to pro forma non-GAAP net income of $96.7 million, or $0.45 per diluted share, for the first quarter of 2008. The remaining results are presented on a pro forma basis unless otherwise noted.

Total revenues were $821.5 million in the second quarter of 2008. Revenues less liquidity rebates, brokerage, clearance and exchange fees (“net exchange revenues”) were $380.2 million for the second quarter of 2008, an increase of $43.9 million, or 13.1%, from the second quarter of 2007, and a slight decrease of $1.3 million, or 0.3% from the first quarter of 2008.

“NASDAQ OMX delivered solid results during the quarter on the strength of our diversified business model,” commented Bob Greifeld, Chief Executive Officer for NASDAQ OMX. “We’ve made excellent progress on the integration of OMX and now expect this transaction to accrete in first quarter of 2009, significantly ahead of schedule. Driving this acceleration is our confidence in realizing the $100 million expense synergy target by the first anniversary of closing the deal. And the integration of our most recent acquisition, the Philadelphia Stock Exchange, is also well underway and is expected to accrete to our shareholders by the end of 2008. As always, we will continue to follow our long-standing operating philosophy of leveraging massive scale against the extreme efficiency of our core technology.”

Recent Highlights

•

Completed the acquisition of the Philadelphia Stock Exchange, expanding NASDAQ OMX’s presence in the derivatives market. The Philadelphia Stock Exchange, renamed NASDAQ OMX PHLX, the third largest options market in the U.S., will operate as a distinct market alongside The NASDAQ Options Market (“NOM”). With this transaction, NASDAQ OMX has a combined market share of approximately 17.0% in the U.S. equity options market between its two markets and a much larger footprint in global derivatives.

•

Maintained NASDAQ’s leadership position as the largest single pool of liquidity in which to trade U.S.-listed equities, matching 29.6% of all volume for the second quarter of 2008. Total volume matched on NASDAQ grew 34.1% from the second quarter of 2007. NASDAQ also achieved new market share highs in the trading of NYSE-listed securities, matching 22.1% of volume during the quarter. And during the month of July, for the first time NASDAQ captured more trading in NYSE-listed securities than the New York Stock Exchange on certain trading days.

•

NASDAQ OMX continued the success of its Market Technology business as it was selected as the technology provider for the Tokyo Commodity Exchange (TOCOM) and the Hong Kong Mercantile Exchange (HKMEx). TOCOM is Japan’s largest commodity exchange with more than 75% market share, and lists commodities futures and options contracts, including metals, oil and rubber. HKMEx is a new commodity exchange that will offer uniquely-structured contracts to the international and domestic trading community.

•

The NASDAQ Closing Cross reached a record day in the quarter as it was used to calculate the entire family of U.S. Russell indexes during their annual reconstitution. Approximately 893.3 million shares representing a record $12.0 billion were executed in the Closing Cross.

•

The NOM, which began operations March 31, 2008, completed its first full quarter of operations. NOM is an electronic equity and index options market and the first options trading platform to offer true price/time priority. This market now regularly trades approximately 175,000 contracts per day, representing more than 1.0% of the total market.

•

NASDAQ became the first U.S. stock exchange to facilitate universal, free access to real-time trade data with the launch of “NASDAQ Last Sale,” — or the last quoted price — together with CNBC, Google, The Wall Street Journal Digital Network and Xignite.

•

NASDAQ OMX’s pan European market, now known as NASDAQ OMX Europe, selected European Multilateral Clearing Facility (EMCF), a wholly-owned subsidiary of Fortis, an international financial services provider, to deliver clearing services for NASDAQ OMX Europe. NASDAQ OMX Europe also launched proximity services, often known as “co-location,” enabling participants to locate their trading engines on-site in order to enhance trading speed. NASDAQ OMX Europe is expected to begin operations in September.

•

NASDAQ OMX attracted 54 new listings in the second quarter of 2008, with 42 new listings in the U.S. and 12 in the Nordic market. Included were 14 switches from the American Stock Exchange, bringing the total for the year to 32. A notable listing in the second quarter is the switch from the New York Stock Exchange of CA Inc. (Nasdaq:CA), a leading independent IT management software company. CA Inc. became the first NYSE-listed company to transfer to NASDAQ and keep its two letter ticker symbol. Also, in July, CME Group (Nasdaq:CME) listed its common stock solely on The NASDAQ Global Select Market, ceasing its listing on the New York Stock Exchange.

•

During the quarter NASDAQ OMX introduced 19 new and innovative indexes, such as the NASDAQ OMX Middle East North Africa Index (NASDAQ:QMEA), an index comprised of the largest and most liquid companies domiciled in Middle Eastern and North African (MENA) countries. And in partnership with Clean Edge, Inc., NASDAQ OMX introduced the NASDAQ OMX Clean Edge® Global Wind Energy Index (Nasdaq:QWND), a new benchmark for the global wind energy sector that includes companies that are primarily manufacturers, developers, distributors, installers, and users of energy derived from wind sources.

“When looking at our results on a pro-forma non-GAAP basis, we delivered strong net income growth both sequentially and year-over-year,” said David Warren, NASDAQ OMX’s Chief Financial Officer. “Our integration with OMX is moving forward better than expected and the integration of PHLX is well underway despite closing the transaction only two weeks ago. These integrations, coupled with the planned acquisitions of the Boston Stock Exchange and certain assets of Nord Pool, provide us with a platform to drive continued efficiencies and improved performance this year and well into 2009 and beyond.”

Financial Review

NASDAQ OMX generates net exchange revenues from a diverse array of business operations. To view the revenue distribution, visit http://media.primezone.com/cache/6948/file/5929.xls

The NASDAQ OMX Group, Inc.	3

Market Services

Market Services net exchange revenues increased to $252.8 million, up 13.9% from the prior year quarter but down 4.2% from the first quarter of 2008.

Transaction Services

Net exchange revenues from Transaction Services were $136.5 million for the second quarter of 2008, an increase of $16.3 million, or 13.6%, when compared to the second quarter of 2007. Net exchange revenues declined $15.1 million, or 10.0%, from the first quarter of 2008.

•	Cash Equity Trading net exchange revenues increased from the prior year quarter but declined from the first quarter of 2008.

•

The increase from the prior year quarter is primarily due to higher trading volumes for U.S.-listed equities. Volume matched on NASDAQ systems increased to 136.4 billion shares in the second quarter of 2008, up 34.1% from 101.7 billion shares in the second quarter of 2007.

•

Decreases in net exchange revenues when compared to the first quarter of 2008 are due primarily to a rebate received from the National Securities Clearing Corporation, or NSCC, in the prior quarter. This rebate reduced cost of revenues, and therefore resulted in higher net exchange revenues in the first quarter of 2008. Also contributing to the decline in cash equity trading net exchange revenues from the first quarter of 2008 are lower trading volumes in both U.S. and Nordic equities.

•

Included in U.S. cash equity trading revenues in the second quarter of 2008 are $37.3 million in SEC Section 31 fees, compared with $73.1 million in the second quarter of 2007 and $91.1 million in the first quarter of 2008. Corresponding cost of revenues reflecting the reimbursement of these fees to the SEC are included in brokerage, clearance and exchange fees.

•	Derivative Trading revenues increased from the prior year quarter but declined from the first quarter of 2008.

•

The increase from the prior year quarter is primarily due to higher volume in fixed income products. Also contributing to the increases in revenues from the prior year quarter are changes in the exchange rate of Swedish Krona as compared to the U.S. dollar. Included in second quarter 2008 net derivative revenues is $0.8 million associated with the NOM, which began operations on March 31, 2008.

•	The decline in derivatives trading revenue when compared to the first quarter of 2008 is due to lower transaction volumes in the second quarter of 2008.

Market Data

Market Data revenues were $87.1 million for the second quarter of 2008, up $9.6 million, or 12.4%, when compared to the second quarter of 2007, and up $3.9 million, or 4.7% from the first quarter of 2008.

•	Net U.S. Tape Plan revenues in the second quarter of 2008 were down slightly when compared to the prior year quarter, but were up $1.4 million, or 4.0% from the first quarter of 2008.

•

U.S. Tape Plan revenues reflect revenues generated by members of joint industry plans that distribute the national best bid and offer and last sale information for U.S. equities. Plan members, such as NASDAQ OMX, share revenue collected from disseminating this information. The distribution of revenue to each plan member is determined using a formula, required by Regulation NMS, that calculates each participant’s share of trading and quoting activity.

The NASDAQ OMX Group, Inc.	4

•

Driving U.S. Tape Plan revenues, net of revenue sharing plans, higher in the second quarter of 2008 when compared to the first quarter of 2008 were increases in NASDAQ OMX’s share of trading and quoting activity in NYSE-listed securities. Somewhat offsetting this increase is a decline in NASDAQ OMX’s share of trading and quoting activity in NASDAQ-listed securities.

•

U.S. market data products revenues were $25.7 million in the second quarter of 2008, an increase of $4.6 million, or 21.8% when compared to the year ago quarter, and up $1.0 million, or 4.0% when compared to the first quarter of 2008. U.S. market data products revenues reflect revenue generated from the sale of NASDAQ OMX proprietary data products. Revenue growth when compared to the prior year quarter is driven by the launch of OpenView Basic, which was launched during the second quarter of 2007, and continued TotalView subscriber growth. Revenue growth when compared to the first quarter of 2008 is driven primarily by TotalView subscriber growth. Demand for other NASDAQ OMX proprietary products also contributed to revenue growth.

•

European market data products revenues were $25.2 million in the second quarter of 2008, an increase when compared to the prior year quarter and the first quarter of 2008 due to higher demand for Nordic market data products and changes in the exchange rate of Swedish Krona as compared to the U.S. dollar.

Issuer Services

During the second quarter of 2008 Issuer Services revenues increased 2.5%, or $2.1 million, to $87.6 million from the second quarter of 2007 and 1.6%, or $1.4 million, from the prior quarter.

Listing Services

Listing Services revenues were $76.7 million for the second quarter of 2008, up $2.0 million, or 2.7%, when compared to both the second quarter of 2007 and the first quarter of 2008. Increases in revenues from prior periods are driven primarily by higher customer demand for corporate services provided by PrimeNewswire, Shareholder.com, Carpenter Moore Insurance, and Directors Desk.

Financial Products

Financial Products revenues were $10.9 million for the second quarter of 2008, up slightly when compared to the second quarter of 2007, but down $0.6 million when compared to the first quarter of 2008. The decline from the first quarter of 2008 is primarily due to lower license revenues associated with NASDAQ-licensed products.

Market Technology

Market Technology revenues were $38.7 million for the second quarter of 2008, an increase of $10.2 million, or 35.8%, when compared to $28.5 million in the second quarter of 2007 and an increase of $7.6 million, or 24.4%, when compared to $31.1 million in the first quarter of 2008. Revenue increases when compared to prior periods reflect new projects and increased demand for licensed products, technology support, and facilities management services.

The NASDAQ OMX Group, Inc.	5

Operating Expenses

Total operating expenses increased 9.6%, or $19.7 million, to $225.4 million from $205.7 million in the prior year quarter and 4.3%, or $9.3 million from $216.1 million in the prior quarter. Higher expenses were driven primarily by higher compensation expenses due to increases in accrued incentive compensation and higher amortized expenses associated with equity grants made to former OMX employees. Also contributing to higher costs in the current period were additional merger expenses. Somewhat offsetting these increases were declines in depreciation and amortization, reduced spending for professional and contract services and general and administrative expenses.

Net Interest Expense

Net interest expense was $12.9 million for the second quarter of 2008, compared with $17.6 million for the second quarter of 2007 and $17.8 million for the first quarter of 2008. The decline in net interest expense is primarily due to lower interest rates.

Dividend and Investment Income

Dividend and investment income was $2.9 million in the second quarter of 2008, up $0.4 million from the second quarter of 2007, and up $1.2 million when compared to the first quarter of 2008. Dividend and investment income for the quarter includes an ordinary dividend received on an investment in our available-for-sale portfolio.

Earnings Per Share

On a non-GAAP pro forma basis, second quarter 2008 earnings per diluted share were $0.48 versus $0.38 per diluted share in the prior year quarter, and $0.45 in the first quarter of 2008. NASDAQ OMX’s weighted average shares outstanding used to calculate diluted earnings per share were 214.4 million in the second quarter of 2008 versus 212.5 million in the year-ago quarter and 214.1 million in the first quarter of 2008.

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, and with over 3,900 companies, it is number one in worldwide listings among major markets. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; the OMX Nordic Exchange, including First North; and the 144A PORTAL Market. The company offers trading across multiple asset classes including equities, derivatives, commodities, structured products and ETFs. NASDAQ OMX technology supports the operations of over 60 exchanges, clearing organizations and central securities depositories in more than 50 countries. OMX Nordic Exchange is not a legal entity but describes the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including net income and diluted earnings per share, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of non-GAAP to GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The NASDAQ OMX Group, Inc.	6

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, including NASDAQ OMX Europe and the transactions contemplated by our agreements with the Boston Stock Exchange and NordPool, and (iii) statements about our integrations with OMX and PHLX and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual report on Form 10-K for the fiscal year ending December 31, 2007 and quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2008 which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

The NASDAQ OMX Group, Inc.	7

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
Revenues
Market Services	$694.1	$727.0	$487.4
Issuer Services	87.6	75.7	70.7
Market Technology	38.7	11.0	—
Other	1.1	0.1	0.1

Total revenues	821.5	813.8	558.2
Cost of revenues
Liquidity rebates	(346.8)	(384.8)	(238.3)
Brokerage, clearance and exchange fees	(94.5)	(150.7)	(121.2)

Total cost of revenues	(441.3)	(535.5)	(359.5)

Revenues less liquidity rebates, brokerage, clearance and exchange fees	380.2	278.3	198.7

Operating Expenses
Compensation and benefits	115.2	73.4	49.7
Marketing and advertising	4.0	1.9	4.2
Depreciation and amortization	22.2	15.9	9.8
Professional and contract services	22.5	13.8	8.7
Computer operations and data communications	17.4	8.2	7.9
Provision for bad debts	(1.1)	1.0	(1.4)
Occupancy	16.6	12.3	9.0
Regulatory	7.5	7.5	7.1
Merger expenses	5.7	1.4	—
General, administrative and other	15.4	9.9	4.8

Total operating expenses	225.4	145.3	99.8

Operating income	154.8	133.0	98.9

Other income (expense), net
Interest income	8.0	10.2	7.7
Interest expense	(20.9)	(8.7)	(23.6)
Dividend and investment income	2.9	0.4	14.6
Income from unconsolidated investees, net	1.3	26.3	—
Gain (loss) on foreign currency contracts	4.9	35.3	(1.7)
Strategic initiative costs	—	—	(1.6)

Total other income (expense), net	(3.8)	63.5	(4.6)

Minority interests	(0.8)	(0.3)	—

Income before income taxes	150.2	196.2	94.3
Income tax provision	48.6	74.8	38.2

Net income	$101.6	$121.4	$56.1

Basic and diluted earnings per share:
Basic	$0.51	$0.75	$0.50

Diluted	$0.48	$0.69	$0.39

Weighted-average common shares outstanding for earnings per share:
Basic	199.7	161.0	112.7
Diluted	214.4	176.2	152.0

The NASDAQ OMX Group, Inc.

Quarterly Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
MARKET SERVICES
Transaction Services:
Cash Equity Trading Revenues:
U.S. cash equity trading	$495.0	$597.8	$403.3
Cost of revenues:
Liquidity rebates	(345.2)	(384.8)	(238.3)
Brokerage, clearance and exchange fees	(94.5)	(150.7)	(121.2)

Total U.S. cost of revenues	(439.7)	(535.5)	(359.5)

Net U.S. cash equity trading revenues	55.3	62.3	43.8
European cash equity trading	38.0	13.3	—

Total cash equity trading revenues	93.3	75.6	43.8

Derivative Trading Revenues:
U.S. derivative trading	2.4	—	—
Cost of revenues - liquidity rebates	(1.6)	—	—

Net U.S. derivative trading revenues	0.8	—	—
European derivative trading	19.8	7.7	—

Total derivative trading revenues	20.6	7.7	—

Access Services revenues	22.6	21.7	19.0

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	136.5	105.0	62.8

Market Data
Net U.S. tape revenue plans	36.2	34.8	36.4
U.S. market data products	25.7	24.7	21.1
European market data products	25.2	8.9	—

Total Market Data revenues	87.1	68.4	57.5

Broker Services	12.0	7.2	—

Other Market Services	17.2	10.9	7.6

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	252.8	191.5	127.9

ISSUER SERVICES
Listing Services:
Annual renewal fees	30.5	30.3	31.1
Listing of additional shares fees	10.2	10.4	10.1
Initial listing fees	5.6	5.8	5.5

Total U.S. listing fees	46.3	46.5	46.7
European listing fees	15.0	4.2	—
Corporate services	15.4	13.5	13.2

Total Listing Services	76.7	64.2	59.9
Financial Products	10.9	11.5	10.8

Total Issuer Services revenues	87.6	75.7	70.7

MARKET TECHNOLOGY
License, support and project revenues	26.8	7.0	—
Facility management services	9.5	2.7	—
Other revenues	2.4	1.3	—

Total Market Technology revenues	38.7	11.0	—

Other	1.1	0.1	0.1

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$380.2	$278.3	$198.7

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$740.0	$1,325.3
Financial investments, at fair value	137.0	—
Receivables, net	354.9	249.5
Deferred tax assets	18.1	10.8
Market value, outstanding derivative positions	716.6	—
Other current assets	197.0	96.4

Total current assets	2,163.6	1,682.0
Property and equipment, net	160.1	64.5
Non-current deferred tax assets	163.5	63.3
Goodwill	4,074.6	980.7
Intangible assets, net	2,039.7	181.6
Other assets	367.5	7.3

Total assets	$8,969.0	$2,979.4

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$219.9	$115.1
Section 31 fees payable to SEC	109.8	103.6
Accrued personnel costs	93.7	64.6
Deferred revenue	164.5	60.5
Other accrued liabilities	169.0	58.6
Deferred tax liabilities	23.9	8.8
Market value, outstanding derivative positions	716.6	—
Current portion of debt obligations	98.4	—

Total current liabilities	1,595.8	411.2
Debt obligations	1,545.1	118.4
Non-current deferred tax liabilities	864.7	91.8
Non-current deferred revenue	130.9	94.0
Other liabilities	104.3	55.7

Total liabilities	4,240.8	771.1

Minority interests	12.9	—

Stockholders’ equity
Common stock	2.0	1.4
Preferred stock	—	—
Additional paid-in capital	3,474.5	1,189.2
Common stock in treasury, at cost	(9.9)	(8.0)
Accumulated other comprehensive income (loss)	(4.7)	(4.7)
Retained earnings	1,253.4	1,030.4

Total stockholders’ equity	4,715.3	2,208.3

Total liabilities, minority interests and stockholders’ equity	$8,969.0	$2,979.4

The NASDAQ OMX Group, Inc.

Pro Forma Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
Revenues
Market Services	$799.5	$694.6	$679.0	$581.4	$595.3
Issuer Services	86.2	92.2	86.9	85.5	79.6
Market Technology	31.1	37.0	24.9	28.5	28.6
Other	0.2	0.2	0.3	0.4	0.4

Total revenues	917.0	824.0	791.1	695.8	703.9
Cost of revenues
Liquidity rebates	(384.8)	(295.1)	(291.2)	(238.3)	(225.2)
Brokerage, clearance and exchange fees	(150.7)	(157.8)	(150.8)	(121.2)	(144.7)

Total cost of revenues	(535.5)	(452.9)	(442.0)	(359.5)	(369.9)

Revenues less liquidity rebates, brokerage, clearance and exchange fees	381.5	371.1	349.1	336.3	334.0

Expenses
Compensation and benefits	104.5	101.0	95.6	95.7	84.2
Marketing and advertising	3.8	11.9	5.6	6.7	6.9
Depreciation and amortization	24.6	24.4	23.8	24.2	24.2
Professional and contract services	24.0	22.5	18.3	23.2	20.8
Computer operations and data communications	16.0	15.9	13.9	16.2	17.5
Provision for bad debts	1.0	(0.4)	0.2	(1.4)	3.5
Occupancy	16.6	17.1	15.9	16.6	14.9
Regulatory	7.5	7.4	7.7	7.1	6.7
Merger expenses	1.4	—	—	—	—
General, administrative and other	16.7	20.9	35.7	17.4	28.0

Total operating expenses	216.1	220.7	216.7	205.7	206.7

Operating income	165.4	150.4	132.4	130.6	127.3

Other income (expense), net
Interest income	4.9	8.5	9.4	11.4	8.2
Interest expense	(22.7)	(26.6)	(29.0)	(29.0)	(29.0)
Dividend and investment income	1.7	—	—	2.5	—
Income (loss) from unconsolidated investees, net	(0.3)	(0.6)	(0.1)	0.3	(0.6)
Gain (loss) on foreign currency contracts	35.3	18.2	35.3	(1.7)	—
Capital gains from shares in equity investments	—	0.5	—	14.7	—

Total other income (expense), net	18.9	—	15.6	(1.8)	(21.4)

Minority interests	(0.2)	(0.2)	(0.4)	(0.3)	—

Income before income taxes	184.1	150.2	147.6	128.5	105.9
Income tax provision	65.9	49.3	47.1	39.0	33.5

Net income	$118.2	$100.9	$100.5	$89.5	$72.4

Basic and diluted earnings per share:
Basic	$0.59	$0.54	$0.58	$0.52	$0.42

Diluted	$0.55	$0.48	$0.48	$0.43	$0.35

Weighted-average common shares outstanding for earnings per share:
Basic	198.9	186.3	173.7	173.3	173.0
Diluted	214.1	214.5	212.8	212.5	212.4

The NASDAQ OMX Group, Inc.

Pro Forma Quarterly Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
MARKET SERVICES
Transaction Services:
Cash Equity Trading Revenues:
U.S. cash equity trading	$597.8	$501.2	$491.3	$403.3	$410.5
Cost of revenues:
Liquidity rebates	(384.8)	(295.1)	(291.2)	(238.3)	(225.2)
Brokerage, clearance and exchange fees	(150.7)	(157.8)	(150.8)	(121.2)	(144.7)

Total U.S. cost of revenues	(535.5)	(452.9)	(442.0)	(359.5)	(369.9)

Net U.S. cash equity trading revenues	62.3	48.3	49.3	43.8	40.6
European cash equity trading	43.6	45.6	44.5	40.7	43.2

Total cash equity trading revenues	105.9	93.9	93.8	84.5	83.8

European derivative trading revenues	24.0	17.2	16.0	16.7	21.5

Access Services revenues	21.7	20.3	19.1	19.0	18.6

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	151.6	131.4	128.9	120.2	123.9

Market Data:
Net U.S. tape revenue plans	34.8	37.4	37.3	36.4	38.8
U.S. market data products	24.7	24.3	22.8	21.1	19.8
European market data products	23.7	22.4	21.4	20.0	18.9

Total Market Data revenues	83.2	84.1	81.5	77.5	77.5

Broker Services	13.9	14.3	13.1	11.6	12.0

Other Market Services	15.3	11.9	13.5	12.6	12.0

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	264.0	241.7	237.0	221.9	225.4

ISSUER SERVICES
Listing Services:
Annual renewal fees	30.3	32.2	31.6	31.1	30.7
Listing of additional shares fees	10.4	10.4	10.4	10.1	9.7
Initial listing fees	5.8	5.7	5.6	5.5	5.4

Total U.S. listing fees	46.5	48.3	47.6	46.7	45.8
European listing fees	14.7	18.6	13.7	14.8	13.2
Corporate services	13.5	13.7	13.9	13.2	11.7

Total Listing Services	74.7	80.6	75.2	74.7	70.7

Financial Products	11.5	11.6	11.7	10.8	8.9

Total Issuer Services revenues	86.2	92.2	86.9	85.5	79.6

MARKET TECHNOLOGY
License, support and project revenues	20.8	20.9	14.3	18.2	18.8
Facility management services	7.7	8.9	8.0	8.2	6.1
Other revenues	2.6	7.2	2.6	2.1	3.7

Total Market Technology revenues	31.1	37.0	24.9	28.5	28.6

Other	0.2	0.2	0.3	0.4	0.4

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$381.5	$371.1	$349.1	$336.3	$334.0

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	2Q'08	1Q'08	4Q'07	3Q'07	2Q'07
Key Drivers
Market Services
Cash Equity Trading
Average daily share volume in NASDAQ securities (mn)	2,108	2,451	2,187	2,181	2,135
Matched market share in NASDAQ securities (a)	42.0%	46.8%	45.6%	47.3%	46.1%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility in NASDAQ securities (b)	23.1%	20.7%	23.0%	23.2%	26.2%
Total market share in NASDAQ securities (c)	65.1%	67.5%	68.6%	70.5%	72.3%
Average daily share volume in NYSE securities (mn)	4,100	4,503	3,558	3,658	3,055
Matched market share in NYSE securities (a)	22.1%	21.1%	18.8%	18.0%	15.9%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility in NYSE securities (b)	19.2%	16.6%	18.1%	17.0%	18.6%
Total market share in NYSE securities (c)	41.3%	37.7%	36.9%	35.0%	34.5%
Matched market share in AMEX and regional securities (a)	34.3%	36.2%	35.2%	34.2%	32.4%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility in AMEX and regional securities (b)	17.0%	16.1%	17.7%	18.2%	20.9%
Total market share in AMEX and regional securities (c)	51.3%	52.3%	52.9%	52.4%	53.3%
Matched share volume in all U.S.-listed equities (bn)	136.4	153.7	123.4	121.7	101.7
Matched market share in all U.S.-listed equities (a)	29.6%	31.0%	29.7%	29.5%	28.8%
Average daily number of equity trades on the Nordic Exchange	194,006	216,618	—	—	—
Average daily value of shares trades on the Nordic Exchange (mn)	$6,089	$6,843	—	—	—
Derivative Trading
Average daily volume of equity and fixed-income contracts traded on the Nordic Exchange	435,601	575,225	—	—	—
Average daily volume of Nordic equity contracts traded on EDX London	150,891	163,766	—	—	—
Average daily volume of Finnish option contracts traded on Eurex (d)	74,108	77,769	—	—	—
Issuer Services
Initial public offerings
NASDAQ	3	7	37	22	38
OMX	9	2	—	—	—
New listings
NASDAQ (e)	42	48	90	56	71
OMX	12	2	—	—	—
Number of listed companies
NASDAQ (f)	3,080	3,115	3,135	3,134	3,164
OMX (g)	847	849	—	—	—
Market Technology
Order intake (mn) (h)	$78.5	$46.7	—	—	—
Total order value (mn) (i)	$435.0	$391.4	—	—	—

(a)	Transactions executed on NASDAQ’s systems.
(b)	Transactions reported to the FINRA/NASDAQ TRF.
(c)	Transactions executed on NASDAQ’s systems plus trades reported through the FINRA/NASDAQ TRF.
(d)	Options of OMX-listed companies traded on Eurex.
(e)	New listings include initial public offerings, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(f)	Includes separately listed ETFs.
(g)	Number of listed companies at OMX represents companies listed on the Nordic Exchange and companies on its alternative market, First North.
(h)	Total contract value of orders signed for period.
(i)	Represents total contract value of orders signed that are yet to be recognized as revenue.

FINRA is a registered trademark of the Financial Industry Regulatory Authority and is used under license from the Financial Industry Regulatory Authority.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP Earnings and

Reconciliation of GAAP to Pro Forma Non-GAAP Run Rate Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007
GAAP Net Income:	$101.6	$121.4	$56.1

Pro Forma Adjustments:
OMX results	—	22.9	41.4
Amortization of intangibles	—	(0.6)	(2.3)
Interest (expense) income, net adjustments	—	(9.8)	2.7
Income from unconsolidated investees, net	—	(15.8)	—
Dividend income	—	—	(9.4)
Strategic initiative costs	—	—	1.0
Minority interest	—	0.1	—

Total Adjustments	—	(3.2)	33.4

Pro Forma Net Income	$101.6	$118.2	$89.5

Other Adjustments:
Technology review	—	—	0.5
Workforce reductions	—	—	0.7
Pension plan and SERP freeze	—	—	0.2
Merger expenses	3.7	0.9	—
(Gain) loss on foreign currency contracts	(3.5)	(22.4)	1.0
Capital gains from shares in equity investments	—	—	(14.7)

Total Adjustments	0.2	(21.5)	(12.3)

Pro Forma Non-GAAP Net Income	$101.8	$96.7	$77.2

GAAP Earnings per Common Share:
Diluted Earnings per Common Share	$0.48	$0.69	$0.39
Pro Forma Adjustments:
Total Adj. from GAAP Net Income Above:	—	(0.14)	0.04

Pro Forma Diluted Earnings per Common Share	0.48	0.55	0.43

Total Adj. from Pro Forma Net Income Above:	—	(0.10)	(0.05)

Pro Forma Non-GAAP Diluted Earnings per Common Share	$0.48	$0.45	$0.38

	Three Months Ended
	June 30, 2008	Dec 31, 2007	Variance
GAAP Operating Expenses:	$225.4	$110.0	$115.4
Pro Forma Adjustments:
OMX results	—	122.0	(122.0)
Amortization of intangibles	—	3.8	(3.8)
Professional and contract services	—	(2.2)	2.2
Computer operations and data communications	—	(12.9)	12.9

Total Adjustments	—	110.7	(110.7)

Pro Forma Operating Expenses	$225.4	$220.7	$4.7

Other Adjustments:
Merger expenses	(5.7)	(1.7)	(4.0)
Currency translation	(6.8)	—	(6.8)
Investment initiatives	(4.0)	(1.6)	(2.4)
Normalized marketing	4.0	—	4.0
Incremental bonus accrual	(3.5)	—	(3.5)

Total Adjustments	(16.0)	(3.3)	(12.7)

Pro Forma Non-GAAP Run Rate Operating Expenses	$209.4	$217.4	$(8.0)